VARIABLE ANNUITY ACCOUNT A N-SAR



Question 77q1: Exhibits

Registrant incorporates by reference the following Documents

Current Charter. Articles of Redomestication of Great-West Life & Annuity Insurance Company and Amendments thereto. Incorporated by reference to Registrant's Amendment No. 24 to its Registration Statement dated April 30, 1999.

Current Bylaws. Incorporated by reference to Registrant's Amendment No. 24 to its Registration Statement dated April 30, 1999.

Instruments Defining Rights of Security Holders. Group Money-Purchase Variable Annuity Contract. Incorporated by reference to Registrant's Amendment No. 24 to its Registration Statement dated April 30, 1999.

Depository   Contracts.   Trustee   Agreement.   Incorporated  by  reference  to
Registrant's  Amendment  No. 24 to its  Registration  Statement  dated April 30,
1999.

Opinion and Consent of Counsel. Written Consent of Sutherland Asbill & Brennan. Incorporated by reference to Registrant's Amendment No. 24 to its Registration Statement dated April 30, 1999.

Opinion and Consent of Counsel. Written Consent of D. Bjarnason. Incorporated by reference to Registrant's Amendment No. 24 to its Registration Statement dated April 30, 1999.

Investment Advisory Contract. GW Capital Management, LLC Investment Management and Advisory Services Agreement. Incorporated by reference to Registrant's Post-Effective Amendment No. 38 to its Registration Statement dated April 24, 1998.